UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2007

UNION DRILLING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51630 (Commission File Number)	16-1537048 (IRS Employer Identification No.)

Union Drilling, Inc. 4055 International Plaza, Suite 610 Fort Worth, Texas (Address of Principal Executive Offices)	76109 (Zip Code)

(817) 735-8793
(Registrant’s Telephone Number, Including Area Code)

__________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On August 7, 2007, the Board of Directors of Union Drilling, Inc., a Delaware corporation (the “Company”) adopted Amended and Restated Bylaws (the “Restated Bylaws”) amending Sections 5.01 and 5.03 of the Company’s existing Bylaws, effective on August 7, 2007, to permit the issuance of shares of the Company’s capital stock in uncertificated form. The amendments will permit direct or “book-entry” registration of shares of the Company’s capital stock and thereby facilitate the Company’s eligibility to participate in a direct registration system, or DRS. DRS will allow shares of the Company’s stock to be owned, reported and transferred electronically in uncertificated form and without the need for physical stock certificates.

The summary above is qualified in its entirety by the Restated Bylaws filed herewith as Exhibit 3.1 to this report and incorporated herein by reference.

Item 8.01.	Other Events.

Also on August 7, 2007, the Company issued a press release announcing the appointment of David Goldberg as Vice-President, General Counsel and Corporate Secretary of the Company. A copy of this press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Union Drilling, Inc. (as adopted August 7, 2007)
99.1	Press release dated August 7, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION DRILLING, INC.
Date: August 8, 2007	By:	/s/ Christopher D. Strong

Christopher D. Strong, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Union Drilling, Inc. (as adopted August 7, 2007)
99.1	Press release dated August 7, 2007